INTEROFFICE
North Valley Bank                                                    MEMO
                 ---------------------------------------------------------------
                                                                  March 28, 1996

SUBJECT:     EMPLOYMENT AGREEMENT
--------------------------------------------------------------------------------
   FROM:     DONALD V. CARTER, PRESIDENT & C.E.O.

     TO:     ROBERT G. JONES, S.V.P. & LOAN ADMINISTRATOR


Dear Bob:

Please be advised that, pursuant to the Employment Agreement dated July 25, 1989, I have found your performance for the year 1995 satisfactory, and hereby renew your contract for a 2 year term effective January 1, 1996.

Employer:

NORTH VALLEY BANK


By /s/ Donald V. Carter
---------------------------------------
   Donald V. Carter, President & C.E.O.


DVC:hg


                                                                   Exhibit 10(z)

                                A D D E N D U M

                            TO EMPLOYMENT AGREEMENT

     THIS ADDENDUM is to that certain Employment Agreement dated July 25, 1989, by and between NORTH VALLEY BANK ("Employer") and ROBERT JONES ("Employee").

     THE PARTIES MUTUALLY AGREE to modify said Agreement in the following manner:

     1. Paragraph 4 is amended to read as follows:

Salary. As compensation for the services rendered by him under this Agreement, the Employee shall be entitled to an annual salary of $78,084 per year.

     IN ALL OTHER RESPECTS, the terms and conditions of said Agreement shall continue in full force and effect.

DATED: January 2, 1997.

EMPLOYER:                                               EMPLOYEE:

By /s/ Donald V. Carter                                 /s/ Robert Jones
   ---------------------------                          ------------------------
   Donald V. Carter, President                          Robert Jones